UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 17, 2026

ADIENT PLC
(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25 North Wall Quay, Dublin 1, Ireland D01 H104
(Address of principal executive offices)

Registrant’s telephone number, including area code: 734-254-5000

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
Ordinary Shares, par value $0.001	ADNT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17     CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adient plc (“Adient”) today announced that on October 1, 2026, Peter H. Carlin will resign from Adient’s board of directors and join Adient as Vice President, Finance. Additionally, the size of Adient’s board of directors will be reduced to seven members as of such date. Effective November 16, 2026, Mr. Carlin will be appointed as Executive Vice President and Chief Financial Officer (“CFO”) of Adient and will assume the duties as principal financial officer of Adient at that time. Mr. Carlin has served as a member of Adient’s board of directors since 2018.

Mr. Carlin, age 54, previously served as Senior Technical Advisor at GameStop Corp. from 2023 to 2026, and as a Senior Analyst with Saddle Point Management, L.P., a private investment firm, from 2022 to 2023. Prior to joining Saddle Point, Mr. Carlin was a professional investor from 2020 to 2022 and served as Managing Director at Blue Harbour Group, L.P. (an investment management firm) from 2014 to 2020. Mr. Carlin was also a Managing Member of Estekene Capital from 2009 to 2013, a Deputy Portfolio Manager at Alson Capital and a Buyside Research Analyst at Sanford Bernstein & Co. Mr. Carlin began his career at Morgan Stanley in the Mergers & Acquisitions Group. Mr. Carlin also served as a director and a member of the Audit Committee, Nominating & Governance Committee and Risk Oversight Committee of Investors Bancorp, Inc. from 2017 to 2019.

As Adient’s CFO, Mr. Carlin’s annual base salary will be $820,000; his target bonus award for fiscal year 2027 under Adient’s Annual Incentive Plan will be 100% of his annual base salary; and his target equity award for fiscal year 2027 established pursuant to Adient’s Long-Term Incentive Plan will be $4,250,000. Additionally, Mr. Carlin and Adient will enter into a Key Executive Severance and Change of Control Agreement, in substantially the form filed as Exhibit 10.12 to Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

Concurrent with Mr. Carlin’s appointment on November 16, 2026, Mark A. Oswald will depart Adient as previously disclosed in the company’s Current Report on Form 8-K filed on July 10, 2026.

There are no arrangements or understandings between Mr. Carlin and any other persons pursuant to which he was selected as an officer of Adient, he does not have any family relationships with any of Adient’s directors or executive officers, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX
Exhibit No.	Exhibit Description
99.1	Adient plc Press Release dated September 18, 2026.
104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADIENT PLC
Date: September 18, 2026	By:	/s/ Heather M. Tiltmann
	Name:	Heather M. Tiltmann
	Title:	Executive Vice President, Chief Legal and Human Resources Officer, and Corporate Secretary